UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VRINGO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VRINGO, INC.
780 Third Avenue, 15th Floor
New York, New York 10017

June 6, 2013

To Our Stockholders:

You are cordially invited to attend the 2013 annual meeting of stockholders of Vringo, Inc., a Delaware corporation (“Vringo”), to be held at 10:00 a.m. EST on Thursday, July 18, 2013 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, 32nd floor, New York, New York 10017.

Details regarding the meeting, the business to be conducted at the meeting, and information about Vringo that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, eight (8) persons will be elected to our board of directors. In addition, we will ask stockholders to ratify the selection of Somekh Chaikin, a member firm of KPMG International, as our independent registered public accounting firm for our fiscal year ending December 31, 2013, to approve the compensation of our named executive officers, as disclosed in this proxy statement, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers. The board of directors recommends the approval of each of the first three (3) proposals and a vote for a frequency of voting on executive compensation every year. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about June 6, 2013, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2013 Annual Meeting of Stockholders and our 2012 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Vringo. We look forward to seeing you at the annual meeting.

Sincerely,

Andrew D. Perlman
Chief Executive Officer
Vringo, Inc.

VRINGO, INC.
780 Third Avenue, 15th Floor
New York, New York 10017

June 6, 2013

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME:  10:00 a.m., local time

DATE:  July 18, 2013

PLACE:  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, 32nd floor, New York, New York 10017

PURPOSES:

1.	To elect eight (8) directors to serve one-year terms expiring in 2014 or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal;
2.	To ratify the appointment of Somekh Chaikin, a member firm of KPMG International, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;
3.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement;
4.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of our named executive officers; and
5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of our common stock at the close of business on May 23, 2013. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 780 Third Avenue, New York, New York 10017.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew D. Perlman
Chief Executive Officer
June 6, 2013

i

VRINGO, INC.
780 Third Avenue, 15th Floor
New York, New York 10017

PROXY STATEMENT FOR THE VRINGO, INC.
2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 2013

This proxy statement, along with the accompanying notice of 2013 annual meeting of stockholders, contains information about the 2013 annual meeting of stockholders of Vringo, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m., local time, on Thursday, July 18, 2013, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at the Chrysler Center, 666 Third Avenue, 32nd floor, New York, New York 10017.

In this proxy statement, we refer to Vringo, Inc. as “Vringo,” “the Company,” “we” and “us.”

On July 19, 2012, the Company closed a merger transaction (the “Merger”) with Innovate/Protect, Inc., a privately held Delaware corporation (“Innovate/Protect”), pursuant to a merger agreement dated as of March 13, 2012. The former stockholders of Innovate/Protect received shares of the Company that constituted a majority of the outstanding shares of the Company.

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about June 6, 2013, we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JULY 18, 2013

This proxy statement and our 2013 annual report to stockholders are available for viewing, printing and downloading at https://materials.proxyvote.com/default.aspx?ticker=92911N. To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2012 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.vringoip.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Vringo, Inc., 780 Third Avenue, 15th Floor, New York, New York 10017. Exhibits will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why is the Company Soliciting My Proxy?
A:	The board of directors of Vringo is soliciting your proxy to vote at the 2013 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. located at the Chrysler Center, 666 Third Avenue, 32nd floor, New York, New York 10017, on Thursday, July 18, 2013, at 10:00 a.m., local time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 because you owned shares of Vringo common stock on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable the proxy materials to stockholders on or about June 6, 2013.

Q:	Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
A:	As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Q:	Who Can Vote?
A:	Only stockholders who owned our common stock at the close of business on May 23, 2013 are entitled to vote at the annual meeting. On this record date, there were 82,754,968 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

Q:	How Many Votes Do I Have?
A:	Each share of our common stock that you own entitles you to one vote.
Q:	How Do I Vote?
A:	Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you may vote:
•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.
•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.
•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on July 17, 2013.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

Q:	How Does the Board of Directors Recommend That I Vote on the Proposals?
A:	The board of directors recommends that you vote as follows:
•	“FOR” the election of the nominees for director;
•	“FOR” the ratification of the selection of Somekh Chaikin, a member firm of KPMG International, as our independent registered public accounting firm for our fiscal year ending December 31, 2013;
•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and
•	“FOR” holding an advisory vote on the compensation of our named executive officers every year.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Q:	May I Change or Revoke My Proxy?
A:	If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or
•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

Q:	What if I Receive More Than One Notice or Proxy Card?
A:	You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Q:	Will My Shares be Voted if I Do Not Vote?
A:	If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

Q:	What Vote is Required to Approve Each Proposal and How are Votes Counted?
A: Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Somekh Chaikin, a member firm of KPMG International, as our independent registered public accounting firm for 2013, our Audit Committee of our board of directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers
The affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote on this proposal is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers
The frequency of holding an advisory vote on the compensation of our named executive officers — every year, every two years or every three years — receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.
Q:	Is Voting Confidential?
A:	We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, American Stock Transfer & Trust Company, LLC, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. American Stock Transfer & Trust Company, LLC will, however, forward to management any written comments you make, on the proxy card or otherwise provide.
Q:	Where can I find the voting results of the Annual Meeting?
A:	The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth on page 37 of this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.
Q:	What Are the Costs of Soliciting these Proxies?
A:	We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

Q:	What Constitutes a Quorum for the Annual Meeting?
A:	The presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the close of business on the record date for our 2013 annual meeting of stockholders must be present either in person or by proxy in order to constitute a quorum to conduct business at our 2013 annual meeting of stockholders.
Q:	Attending the 2013 Annual Meeting
A:	Our stockholders as of the record date, or their duly appointed proxies, may attend the 2013 annual meeting. If you are a registered stockholder (that is, if you hold your stock in your own name) and you wish to attend the 2013 annual meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the 2013 annual meeting. You should also bring valid picture identification.

If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the 2013 annual meeting, you need to bring a copy of a brokerage or bank statement to the 2013 annual meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

Q:	Householding of Annual Disclosure Documents
A:	SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Clifford Weinstein, Executive Vice President, via email at cweinstein@vringoinc.com or by calling telephone number 1-646-532-6777.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of Vringo’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Vringo stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your Vringo shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-888-237-1900 or writing them at 51 Mercedes Way, Edgewood, New York 11717.
•	If a broker or other nominee holds your Vringo shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 31, 2013 for (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers, (c) each of our directors, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of May 31, 2013 pursuant to the exercise of options or warrants or Restricted Stock Units that vest within 60 days of May 31, 2013 to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 82,766,635 shares of common stock outstanding on May 31, 2013.

Name and Address of beneficial owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Five percent or more beneficial owners:
Hudson Bay Master Fund Ltd.(2) 777 Third Avenue New York, NY 10017	6,402,366	7.2%
Directors and named executive officers:
Andrew Kennedy Lang(3)	7,882,817	9.3%
Alexander R. Berger(4)	3,764,018	4.5%
Andrew D. Perlman(5)	1,549,865	1.8%
Donald E. Stout(6)	1,177,404	1.4%
John Engelman(7)	433,974	*
H. Van Sinclair(8)	290,621	*
David L. Cohen(9)	231,353	*
Ashley C. Keller(10)	50,000	*
Noel J. Spiegel(11)	26,667	*
Anastasia Nyrkovskaya(12)	25,000	*
Ellen Cohl(13)	525,257	*
Jonathan Medved(14)	480,854	*
All current directors and officers as a group (10 individuals)(15):	15,431,720	18.24%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of the individuals is c/o Vringo Inc., 780 3rd Ave. 15th Floor, New York, NY 10017.
(2)	Based on our records, consists of warrants to purchase up to 6,402,366 shares of our common stock that are exercisable within the next 60 days. In accordance with the terms of the warrants, Hudson Bay Master Fund Ltd. may not exercise its warrants to purchase our common stock to the extent that after giving effect to such conversion or exercise, as the case may be, Hudson Bay Master Fund Ltd. (together with its affiliates) would have acquired, through the exercise of Vringo warrants or otherwise, beneficial ownership of a number of shares of our common stock that exceeds 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, excluding for purposes of such determination, shares of our common stock issuable upon exercise of the warrants that have not been exercised. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management L.P. Sander Gerber disclaims beneficial ownership over these securities. Mr. Gerber, through his pension plan, is also the beneficial owner of 28,748 shares of our common stock.

(3)	Includes options to purchase 236,111 shares of our common stock and warrants to purchase 2,052,419 shares of our common stock exercisable within the next 60 days. Also includes 10,417 restricted stock units. 2,931,752 shares and 965,039 shares issuable upon exercise of warrants are held by Innovation Spring LLC. Innovation Spring Trust is the sole member and the 100% owner of Innovation Spring LLC. Andrew C. Lang, the father of Mr. Andrew Kennedy Lang, has the sole power to vote or direct the vote over the shares held by Innovation Spring LLC. Mr. Andrew Kennedy Lang does not have power to vote or direct the vote over the 3,896,791 shares held by Innovation Spring LLC.
(4)	Includes options to purchase 1,262,500 shares of our common stock and warrants to purchase 545,621 shares of our common stock exercisable within the next 60 days. Also includes 58,333 restricted stock units. 1,834,282 shares and 545,621 shares issuable upon exercise of warrants are held by ARB-A Investment Trust, of which Mr. Berger is the trustee.
(5)	Includes options to purchase 1,346,086 shares of our common stock and warrants to purchase 40,000 shares of our common stock exercisable within the next 60 days. Also includes 29,167 restricted stock units.
(6)	Includes options to purchase 113,261 shares of our common stock exercisable within the next 60 days. 733,815 shares of common stock are held by the Donald E. and Mary Stout Trust.
(7)	Includes options to purchase 319,583 shares of our common stock exercisable within the next 60 days.
(8)	Includes options to purchase 92,083 shares of our common stock exercisable within the next 60 days.
(9)	Includes options to purchase 218,333 shares of our common stock exercisable within the next 60 days. Also includes 8,333 restricted stock units.
(10)	Includes options to purchase 40,000 shares of our common stock exercisable within the next 60 days. Also includes 10,000 restricted stock units.
(11)	Includes options to purchase 20,000 shares of our common stock exercisable within the next 60 days. Also includes 6,667 restricted stock units.
(12)	Includes options to purchase 25,000 shares of our common stock exercisable within the next 60 days.
(13)	Includes options to purchase 456,924 shares of our common stock exercisable within the next 60 days. Also includes 14,583 restricted stock units. Ms. Cohl ceased to serve as our Chief Financial Officer and Principal Accounting Officer as of early May 2013.
(14)	Includes options to purchase 474,188 shares of our common stock exercisable within the next 60 days. Mr. Medved ceased to serve as our Chief Executive Officer and as a director as of March 7, 2012. Address of Mr. Medved is Zrubabel 6, Jerusalem, Israel 93511.
(15)	See footnotes (3) – (12).

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

On May 7, 2013, our board of directors accepted the recommendation of the Nominating Committee and voted to nominate eight (8) individuals for election at the annual meeting for a term of one year to serve until the 2014 annual meeting of stockholders, or until their successors are duly elected and qualify or until their earlier death, resignation or removal.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. There are no family relationships among any of the directors or executive officers. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Andrew D. Perlman	35	Chief Executive Officer and director
Andrew Kennedy Lang	46	President, Chief Technology Officer and director
Alexander R. Berger	30	Chief Operating Officer, Secretary and director
H. Van Sinclair*(2)(3)	60	Lead Independent Director
John Engelman*(1)	57	Director
Donald E. Stout*(2)	67	Director
Ashley C. Keller*(1)(2)(3)(4)	33	Director
Noel J. Spiegel*(1)(2)(5)	65	Director

*	Independent director
(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.
(3)	Member of Nominating and Corporate Governance Committee.
(4)	Mr. Keller’s Audit Committee and Compensation Committee memberships commenced on December 31, 2012 and his Nominating and Corporate Governance Committee membership commenced on May 6, 2013.
(5)	Mr. Spiegel’s Audit Committee membership commenced on May 10, 2013 and Compensation Committee membership commenced on May 6, 2013.

Our board of directors has reviewed the materiality of any relationship that each of our directors has with Vringo, either directly or indirectly. Based upon this review, we believe that Messrs. Sinclair, Engelman, Stout, Keller and Spiegel qualify as independent directors in accordance with the standards set by The NASDAQ Stock Market, or NASDAQ, as well as Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, our board of directors is comprised of a majority of independent directors as required by NASDAQ.

Andrew D. Perlman has served as our Chief Executive Officer since March 2012, as our President from April 2010 to July 2012 and on our board of directors since September 2009. From February 2009 to March 2010, Mr. Perlman served as vice president of global digital business development at EMI Music Group, where he was responsible for leading distribution deals with digital partners for EMI’s music and video content. From May 2007 to February 2009, Mr. Perlman served as General Manager of our United States operations as well as our Senior Vice President Content & Community. In this position, Mr. Perlman managed our United States operations and led our content and social community partnerships. From June 2005 to May 2007, Mr. Perlman was senior vice president of digital media at Classic Media, Inc., a global media company with a portfolio of kids, family and pop-culture entertainment brands. In his position with Classic Media, Mr. Perlman led the company’s partnerships across video gaming, online and mobile distribution. From June 2001 to May 2005, Mr. Perlman served as general manager for the Rights Group, LLC and its predecessors, a mobile content and mobile fan club company, where he oversaw mobile marketing campaigns for major international brands such as Visa and Pepsi. In this role, Mr. Perlman developed and negotiated relationships with technology vendors such as Comverse, Mobile 365 and Mobliss. He was also responsible for selling and executing mobile products including the Britney Spears mobile fan club and Justin Timberlake and American Idol branded karaoke. In addition he also participated in sponsorship deals between Britney Spears and Samsung and Justin Timberlake and Orange U.K. Mr. Perlman holds a Bachelor of Arts in Business Administration from the School of Business and Public Management at George Washington University.

We believe Mr. Perlman’s prior experience in licensing intellectual property and deal structuring qualifies him to serve on our board of directors. His additional experience and insights gained over the past three years at Vringo are a significant contribution to us and the board of directors.

Andrew Kennedy Lang has served as our President, Chief Technology Officer and a director since July 19, 2012 (date of the Merger) and served as President, Chief Executive Officer, Chief Technology Officer and a director of Innovate/Protect from June 22, 2011 to July 19, 2012. Mr. Lang has been an inventor and entrepreneur for over two decades. Mr. Lang founded WiseWire Corporation in 1995 and sold it to Lycos in 1998 for $39.75 million. He served as the Chief Technology Officer of Lycos prior to its sale to Terra Networks in 2000 for $5.4 billion. Thereafter, Mr. Lang served from 2001 to 2006 as Chief Executive Officer of Lightspace Corporation, an active gaming technology company. Mr. Lang is a graduate of Duke University where he finished second in his class and holds Bachelor’s degrees in Electrical Engineering, Computer Science, Mathematics, and Physics. Mr. Lang holds a Master’s degree in Computer Science from Carnegie Mellon University.

We believe Mr. Lang’s experience gained as founder of WiseWire Corporation, and Chief Executive Officer of Innovate/Protect and Lightspace Corporation qualifies him to serve on our board of directors.

Alexander R. Berger has served as our Chief Operating Officer, Secretary and a director since July 19, 2012 (date of the Merger) and served as Innovate/Protect’s Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer and a director from June 8, 2011 to July 19, 2012. Prior to joining Innovate/Protect, from February 2008 to August 2011, Mr. Berger was employed at Hudson Bay Capital Management LP, most recently as a Vice President. From 2005 to 2007, Mr. Berger was an aide to the President’s energy and environmental policy adviser at the White House. As a college student, Mr. Berger developed the Maestro vetting system, which was implemented by the White House staff in 2003 to systematically research individuals and organizations. Mr. Berger holds a Bachelor’s degree in Accounting from The George Washington University.

We believe Mr. Berger’s experience as a vice president at a private investment fund, and subsequently as founder, Chief Operating Officer and Chief Financial Officer of Innovate/Protect, as well as his expertise in business transactions, qualifies him to serve on our board of directors.

H. Van Sinclair has been our director since July 19, 2012 and a director of Innovate/Protect since November 7, 2011 and until the consummation of the Merger. Since 2003, Mr. Sinclair has served as President, Chief Executive Officer and General Counsel of The RLJ Companies, the investment company organized by Robert L. Johnson, the founder of Black Entertainment Television. The RLJ Companies owns or holds interests in diverse businesses, including private equity, financial services, asset management, insurance services, automobile dealerships, film production, sports and entertainment and video lottery terminal gaming. Mr. Sinclair currently serves as a director of RLJ Entertainment, Inc. a publicly traded company in the media rights business, and formerly served as President and a director of RLJ Acquisition, Inc., a publicly traded Special Purpose Acquisition Company that is now a subsidiary through merger of RLJ Entertainment, Inc. Mr. Sinclair also sits on additional boards of RLJ portfolio investment companies. Mr. Sinclair has also served as Vice President of Legal and Business Affairs for RLJ Urban Lodging Funds, a private equity fund which concentrated on limited and focused service hotels; for RLJ Development, the RLJ Companies’ hotel and hospitality company; and as Acting President of the Charlotte Bobcats, the NBA franchise located in Charlotte, North Carolina. Mr. Sinclair has also served as a director of Urban Trust Bank, a federal thrift headquartered in Orlando, Florida, where he chaired the Audit Committee. Prior to joining The RLJ Companies, Mr. Sinclair specialized in complex commercial disputes and litigation 28 years with the Washington, D.C. based law firm Arent Fox, PLLC. In the late 1990s, Mr. Sinclair became the partner in charge of litigation at Arent Fox, and today remains of counsel to the firm. Mr. Sinclair holds a Bachelor’s degree in Mathematics and a Master’s degree in business administration from the University of Rochester, and a J.D. from The George Washington University.

We believe Mr. Sinclair’s experiences in commercial disputes, litigation, and board service on other public companies qualify him to serve on our board of directors.

John Engelman has been our director since December 2010. Mr. Engelman also serves as an independent director of Hemisphere Media Group, Inc., a publically traded Hispanic media company that owns and operates television stations and cable networks in the U.S., Puerto Rico and Latin America. Mr. Engelman was a co-founder of Classic Media, Inc., a global media company specializing in family and children’s entertainment where he served as co-chief executive officer since 2001. During that time, he launched television and consumer products driven brands based on iconic entertainment properties such as Lassie, Casper the Friendly Ghost, Frosty the Snowman and Bullwinkle and Rocky. Mr. Engelman developed monetization strategies and oversaw the roll up of intellectual property assets from diverse rights holders. In August 2012, Classic Media was acquired by DreamWorks Animation SKG where Mr. Engelman currently co-heads the DreamWorks Classics division. From 2007 to 2009, Mr. Engelman was co-chief executive officer of Boomerang Media, Inc., an acquisition company controlled by GTCR Golder Rauner. From 1997 to 2001, he was an operating partner with Pegasus Capital Advisors and a managing director of Brener International Group, LLC. From 1991 to 1996, Mr. Engelman was President of Broadway Video, Inc., a producer of live television and motion pictures. He began his career as a partner at the Los Angeles law firm of Irell & Manella. Mr. Engelman has a J.D. from Harvard Law School and a B.A. in Government from Harvard College.

We believe Mr. Engelman’s experience in the media and entertainment industries qualifies him to serve on our board of directors. His experience gained both as an executive at Boomerang Media and Classic Media are contributions to us and the board of directors.

Donald E. Stout has been our director since July 19, 2012 and a director of Innovate/Protect since August 15, 2011 and until the consummation of the Merger. In a career spanning over forty years, Mr. Stout has been involved in virtually all facets of intellectual property law. Mr. Stout has been a senior partner at the law firm of Antonelli, Terry, Stout and Kraus, LLP since 1982. As an attorney in private practice, Mr. Stout has focused on litigation, licensing and representation of clients before the USPTO in diverse technological areas. From 1971 to 1972, Mr. Stout worked as a law clerk for two members of the USPTO Board of Appeals and, from 1968 to 1972. Mr. Stout was an assistant examiner at the United States Patent and Trademark Office (USPTO), where he focused on patent applications covering radio and television technologies. Mr. Stout has written and prosecuted hundreds of patent applications in diverse technologies, rendered opinions on patent infringement and validity, and has testified as an expert witness regarding obtaining and prosecuting patents. Mr. Stout is also the co-founder of NTP Inc., which licensed Research in Motion (RIM), the maker of the Blackberry handheld devices, for $612.5 million to settle a patent infringement action. Mr. Stout serves on the board of directors of Augme Technologies, Inc. (AUGT) and of Tessera Technologies, Inc. (TSRA). Mr. Stout is a member of the bars of the District of Columbia and Virginia, and is admitted to practice before the Supreme Court of the United States, the Court of Appeals for the Federal Circuit and the USPTO. Mr. Stout holds a Bachelor’s degree in Electrical Engineering, with distinction, from Pennsylvania State University, and a J.D., with honors, from The George Washington University.

We believe Mr. Stout’s experience in intellectual property law qualifies him to serve on our board of directors.

Ashley C. Keller has been our director since December 31, 2012. Ashley Keller is co-founder and Chief Investment Officer of Gerchen Keller Capital, LLC, a private investment firm formed to invest in complex commercial legal claims. Prior to co-founding Gerchen Keller Capital, Mr. Keller was a special situations Analyst at Alyeska Investment Group, a hedge fund based in Chicago. In that position, he focused on investments in companies facing complex regulatory, legal, and other matters. Prior to joining Alyeska, Mr. Keller was an attorney with an array of experience in complex and high-stakes commercial litigation. He was a Partner at Bartlit Beck Herman Palenchar & Scott LLP, where he handled various trial and appellate matters involving securities and patent cases, contractual disputes, and mass-tort class actions. Before practicing law, Mr. Keller clerked for Judge Richard Posner at the United States Court of Appeals for the Seventh Circuit and Justice Anthony Kennedy at the Supreme Court of the United States. Mr. Keller graduated magna cum laude from Harvard University with a degree in government. He received an MBA with high honors from the University Of Chicago Booth School Of Business, where he graduated in the top 5% of his class. He earned his J.D. with highest honors from the University of Chicago Law School, where he graduated first in his class.

We believe Mr. Keller’s experience in commercial litigation matters and involvement in securities and patent cases qualifies him to serve on our board of directors.

Noel J. Spiegel has been our director since May 6, 2013. Mr. Spiegel is currently a director of American Eagle Outfitters, Inc., where he serves as chairman of the Audit Committee and a member of the Compensation Committee, as well as a director of Radian Group, Inc., where he serves as a member of the Audit Committee. Mr. Spiegel was a partner at Deloitte & Touche LLP, where he practiced from September 1969 until his retirement in May 2010. In his over forty year career at Deloitte, he served in numerous management positions, including Deputy Managing Partner, member of the Executive Committee and Partner-in-Charge of Audit Operations in Deloitte’s New York Office. Mr. Spiegel also served as Managing Partner of Deloitte’s Transaction Assurance practice, Global Offerings and International Financial Reporting Standards practice, and Technology, Media and Telecommunications practice for the Northeast Region. Mr. Spiegel holds a B.S. from Long Island University, and attended the Advanced Management Program at Harvard Business School.

We believe that Mr. Spiegel’s tenure of over forty years at Deloitte & Touche LLP, coupled with his experience on public company boards of directors, qualifies him to serve on our board of directors.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2012 there were seventeen meetings of our board of directors, and the various committees of the board of directors met a total of eight times. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board of directors on which he served during fiscal 2012, except for Donald E. Stout, who attended six of the nine post-Merger meetings of the board of directors. The board of directors has adopted a policy under which each member of the board of directors is strongly encouraged but not required to attend each annual meeting of our stockholders. Three pre-Merger directors attended our annual meeting of stockholders held in 2012, which was also the date of the Merger.

Audit Committee.  Our Audit Committee met four times during fiscal 2012. This committee currently has three (3) members, Noel J. Spiegel (Chairman) (who joined the board of directors on May 6, 2013 and the Audit Committee on May 10, 2013), H. Van Sinclair and Ashley C. Keller. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The board of directors has determined that each of Messrs. Spiegel and Sinclair is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.vringoip.com.

Compensation Committee.  Our Compensation Committee met three times during fiscal 2012. This committee currently has three (3) members, John Engelman (Chairman), Ashley C. Keller and Noel J. Spiegel (who joined the board of directors and the Compensation Committee on May 6, 2013). Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2012 Employee, Director and Consultant Equity Incentive Plan and our 2006 Stock Option Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present, and establishment and reviewing general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals.

All members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. During fiscal year 2012, based on the recommendation of management, the Compensation Committee engaged Compensation Solutions Consulting Inc., or Compensation Solutions, as our compensation consultant. Compensation Solutions was engaged to review all aspects of our executive compensation. Compensation Solutions assisted the Committee in defining the appropriate market of our peer companies for executive compensation and practices. We used the information we obtained from Compensation Solutions primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Compensation Committee has assessed the independence of Compensation Solutions pursuant to SEC rules and the corporate governance rules of The NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent Compensation Solutions from independently representing the Compensation Committee.

In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for general and high-technology industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the company’s executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations. As discussed above, the Compensation Committee engaged Compensation Solutions, as compensation consultant. Compensation Solutions assisted the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and determining the level of compensation in order to attract and retain talented leaders to serve as executives of the company.

The Compensation Committee and, where applicable, the Chief Executive Officer, review the performance of each named executive officer annually in light of the above factors and determine whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During fiscal year 2012, neither the Compensation Committee nor, where applicable, the Chief Executive Officer, adhere to formulas or other quantitative measures with respect to compensation but rather rely on qualitative and subjective evaluations to determine the appropriate levels of compensation for our named executive.

A copy of the Compensation Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.vringoip.com.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee met once during fiscal 2012 and currently has two (2) members, H. Van Sinclair (Chairman) and Ashley C. Keller. The Nominating Committee’s role and responsibilities are set forth in the Nominating Committee’s written charter and is authorized to:

•	identify and nominate members of the board of directors;
•	oversee the evaluation of the board of directors and management;
•	develop and recommend corporate governance guidelines to the board of directors;

•	evaluate the performance of the members of the board of directors; and
•	make recommendations to the board of directors as to the structure, composition and functioning of the board of directors and its committees.

We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee and board of directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

A copy of the Nominating and Governance Committee’s written charter is publicly available through the “Investors — Corporate Governance” section of our website at www.vringoip.com.

Board Leadership Structure and Role in Risk Oversight

Mr. Perlman currently serves as our Chief Executive Officer and Mr. Sinclair, a non-management director, serves as our lead independent director. The board of directors has chosen to not have the same person as the chief executive officer and chairman of the board because it believes that (i) independent oversight of management is an important component of an effective board of directors and (ii) this structure benefits the interests of all stockholders. If the board of directors convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Mr. Sinclair, as lead independent director, will preside over executive sessions of the board of directors.

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board of directors currently implements its risk oversight function as a whole. Upon the formation of each of the board committees, the committees will also provide risk oversight and report any material risks to the board of directors.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors.

Name	Age	Position
Anastasia Nyrkovskaya	36	Chief Financial Officer
David L. Cohen	42	Chief Legal and Intellectual Property Officer

Anastasia Nyrkovskaya joined the Company in May 2013 as our Chief Financial Officer. Ms. Nyrkovskaya has over fifteen years of accounting experience. Prior to joining the Company, from 2011, Ms. Nyrkovskaya served as Vice President and Assistant Global Controller at NBCUniversal Media, LLC. From 2008 to 2011, while also at NBCUniversal Media, LLC, Ms. Nyrkovskaya served as Vice President, Corporate Finance and Business Development, where she structured merger and acquisition transactions and partnerships. From 2006 to 2008, Ms. Nyrkovskaya was a Director in Corporate Finance and Business Development at NBCUniversal Media, LLC. From 1998 to 2006, Ms. Nyrkovskaya served in the Audit and Assurance practice at KPMG LLP. Ms. Nyrkovskaya is a Certified Public Accountant and received an advanced degree in economics and business administration from Moscow State University of Publishing and Printing Arts.

David L. Cohen, Esq.  has served as our Chief Legal and Intellectual Property Officer since May 7, 2013, as our Head of Litigation, Licensing and Intellectual Property from July 19, 2012 (date of the Merger) to May 7, 2013, and as Innovate/Protect’s Special Counsel from May 20, 2012 to July 19, 2012. Mr. Cohen oversees the Company’s world-wide efforts in intellectual property development and monetization. Prior to joining Innovate/Protect, Mr. Cohen was Senior Litigation Counsel at Nokia, where among his other duties, he oversaw many of Nokia’s litigations Mr. Cohen has also worked in private practice in Lerner David Littenberg Krumholz & Mentlik, LLP from 2004 to 2007 and Skadden, Arps, Slate, Meagher & Flom LLP from 2000 to 2004. Before practicing law, Mr. Cohen earned a BA and MA from the Johns Hopkins University in the history of science and history; an M.Phil in the history and philosophy of science from Cambridge University, an MA (with distinction) in legal and political theory from University College London, and a J.D. (cum laude) from Northwestern University School of Law, where he was an associate editor of the Law Review. Mr. Cohen received the Sara Norton prize from Cambridge University and the First Prize in Lowden-Wigmore Prizes for Legal Scholarship from Northwestern. Mr. Cohen clerked for The Honorable Chief Judge Gregory W. Carman of the Court of International Trade.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table, which should be read in conjunction with the additional information on our compensation structure and philosophy included in the Section entitled “Proposal No. 3 — Advisory Vote on Executive Compensation as Disclosed in this Proxy Statement” beginning on page 34, summarizes the total compensation paid or accrued during the last two fiscal years ended December 31, 2012 and 2011 to (i) our Chief Executive Officer, (ii) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended 2012 and were serving as executive officers as of such date, and (iii) our former Chief Executive Officer that served as our principal executive officer until March 7, 2012.

Name and principal position	Year	Salary ($)		Option awards ($)(1)		Stock awards ($)(1)	All other compensation ($)		Total ($)
Andrew D. Perlman	2012	240,289		4,289,556		2,511,000	169,080	(3)	7,209,925
Chief Executive Officer	2011	195,000		156,325		—	—		351,325
Ellen Cohl	2012	137,553	(2)	965,209		372,000	38,394	(4)	1,513,156
Chief Financial Officer	2011	127,988	(2)	58,180		—	36,841	(4)	223,009
Alexander R. Berger(5)	2012	102,836		3,419,870		2,511,000	—		6,033,706
Chief Operating Officer	2011	—		—		—	—		—
Jonathan Medved	2012	62,918	(2)	208,088	(7)	—	196,714	(6)	467,720
Former Chief Executive Officer	2011	215,255	(2)	—		—	104,177	(6)	319,432

(1)	Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. For the assumptions made in the valuation of our equity awards see Notes 2(m) and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.
(2)	Based upon an average exchange rate of 3.85 and 3.58 between the NIS and U.S. Dollar for 2012 and 2011, respectively.
(3)	All other compensation represents amounts reimbursed by us for taxes incurred in respect of options granted with below fair market value exercise prices not in compliance with Section 409A of the Internal Revenue Code.
(4)	Represents contributions to: (a) continued savings fund (Keren Hishtalmut), (b) retirement plan feature of Managers’ Insurance (Kupat Gemel), (c) disability insurance (Ovdan Kosher Avoda) and (d) statutory national insurance (Bituach Leumi) in the aggregate total amount of $32,694 in 2012 and $30,898 in 2011. Additionally, includes local travel reimbursement in the aggregate amount of $5,700 in 2012 and $5,943 in 2011.
(5)	On July 19, 2012, pursuant to the consummation of the Merger, Mr. Berger joined as our Chief Operating Officer. The amounts disclosed above exclude compensation paid to Mr. Berger, by Innovate/Protect, prior to the Merger. In the period from January 1, 2012 to the Merger date, total contributions made by Innovate/Protect for salary were $83,829. In the period from Inception through December 31, 2011, Innovate/Protect paid $56,804 for salary.
(6)	All other compensation represents contributions made towards severance in the total amount of $120,310 (a) continued savings fund (Keren Hishtalmut), (b) retirement plan feature of Managers’ Insurance (Kupat Gemel), (c) disability insurance (Ovdan Kosher Avoda) and (d) statutory national insurance (Bituach Leumi) in the aggregate total amount of $60,366 in 2012 and $67,580 in 2011. In addition, includes payments associated with possession of company-leased vehicle in the amount of $12,883 in 2012 and $19,578 in 2011. Additionally, includes life insurance (Keyman insurance) in the aggregate amount of $3,155 in 2012 and $17,019 in 2011.
(7)	$102,324 of the amount listed above relates to the incremental expense incurred in connection with extension of expiration of certain options, as part of Mr. Medved’s separation agreement.
(*)	Pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was fully accelerated. As a result, 343,323 unvested options granted to Mr. Perlman and 114,583 unvested options granted to Ms. Cohl became fully vested and an additional incremental expense of $372,058 and $178,025, respectively, was incurred by us.

Narrative Disclosure to Summary Compensation Table

Andrew D. Perlman

On March 18, 2010, we entered into an employment agreement with Andrew D. Perlman which provided for 90 days’ notice of termination by the Company other than for cause or by Mr. Perlman in order to resign. During the term of his employment, through December 31, 2012, Mr. Perlman’s annual base salary was $175,000. In addition, he was eligible to receive $5,000 at the end of each quarter.

In March 2012, Mr. Perlman was appointed as our Chief Executive Officer. In connection with Mr. Perlman’s new position, the board of directors agreed to the following revised employment terms: base salary of $250,000 per year and severance equal to one year’s base salary to be paid in the event he ceases to be our Chief Executive Officer pursuant to a change of control transaction.

On February 13, 2013, we entered into a new employment agreement with Mr. Perlman. Mr. Perlman’s employment agreement has a term of three (3) years. Mr. Perlman and the Company have agreed to commence negotiations to enter into a new employment agreement at least six (6) months prior to the expiration of the three-year term and to conclude those negotiations no later than the date that is three (3) months prior to the expiration of the term of the employment agreement. Under the terms of the new employment agreement, Mr. Perlman is entitled to receive a base salary of $385,000 effective January 1, 2013 until December 31, 2013. From January 1, 2014 to December 31, 2014, Mr. Perlman will be entitled to receive a base salary of $400,000. From January 1, 2015 through the remainder of the term of the employment agreement, Mr. Perlman will be entitled to receive a base salary of $415,000. In addition, Mr. Perlman will be eligible to participate in any annual bonus or other incentive compensation program that we may adopt from time to time for our executive officers. In addition, on February 1, 2013, we entered into an indemnification agreement with Mr. Perlman.

Mr. Perlman’s current employment agreement, may be terminated upon death, disability, by us with or without Cause (as defined below), by Mr. Perlman with or without Good Reason (as defined below) or on the last day of the term of the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Mr. Perlman, or (ii) by us without Cause, Mr. Perlman shall be entitled to receive (A) the payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with us through the date the employment period is terminated, (B) an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to the lesser of (x) one times the base salary and (y) two times the base salary payable for the number of full months remaining in the employment period, and (C) COBRA continuation coverage paid in full by us for up to a maximum of twelve months following the date of termination. In the event the employment agreement is terminated by us for Cause, without Good Reason by Mr. Perlman, or the parties elect not to renew the agreement, Mr. Perlman will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the Company. “Cause” as used Mr. Perlman’s employment agreement means: (a) the willful and continued failure of Mr. Perlman to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from his death or disability) after a written demand by the board of directors for substantial performance is delivered to Mr. Perlman by the Company, which specifically identifies the manner in which the board of directors believes that Mr. Perlman has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by Mr. Perlman within thirty days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) intentional breach of his non-compete obligations, (d) an intentional breach of the non-disclosure and non-solicitation agreement; or (e) a unanimous good faith finding by the board of directors that Mr. Perlman has engaged in fraud, dishonesty, gross negligence or misconduct which, if curable, has not been cured within thirty days after his receipt of a written notice from the board of directors stating with reasonable specificity the basis of such finding. “Good Reason” as used Mr. Perlman’s employment agreement means (a) the assignment, without Mr. Perlman’s consent, to Mr. Perlman of duties that result in a substantial diminution of the duties that he assumed; provided, however, the failure of Mr. Perlman to be reelected to the board of directors shall not be deemed to be a diminution of duties; (b) the assignment, without Mr. Perlman’s consent, of a title that is subordinate to the title Chief Executive Officer; (c) a reduction in Mr. Perlman’s base salary; (d) the Company’s requirement that Mr. Perlman regularly report to work in a location that is more than fifty miles from the Company’s current New York office, without the Mr. Perlman’s consent; (e) a change in reporting relationship, provided however, that Good Reason does not include a change in the reporting relationship whereby Mr. Perlman will report to the board of directors of an acquiring company after a change of control (as that term is defined in the Company’s 2012 Employee, Director and Consultant Equity Incentive Plan); or (f) a material breach by the Company of Mr. Perlman’s employment agreement.

Both employment agreements requires Mr. Perlman to assign inventions and other intellectual property which he conceived or reduced to practice during his employment to us and to maintain our confidential information during employment and thereafter. Mr. Perlman is also subject to a non-competition and a non-solicitation provision for a period of two years following termination of his employment.

On January 9, 2012, we granted Mr. Perlman 100,000 options, at an exercise price of $0.96, vesting quarterly over four years, with a one year cliff. In addition, on March 13, 2012, we granted Mr. Perlman 450,000 options, at an exercise price of $1.65, vesting quarterly over three years. On July 26, 2012, we granted Mr. Perlman 1,275,000 options and 675,000 RSUs, vesting quarterly over three and four years, respectively. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was fully accelerated. As a result, an additional 343,323 options were vested.

Ellen Cohl

Ellen Cohl entered into an employment agreement with us on October 20, 2010, to act as our principal financial officer. Her agreement requires us to provide her with 90 days’ notice of termination other than for cause and for her to provide us with 90 days’ notice of resignation. In January 2011, Ms. Cohl’s gross annual salary was NIS 480,000 (approximately $134,110). In August 2012, following the completion of the Merger, Ms. Cohl’s annual salary was increased to NIS 600,000 (approximately $155,520). Ms. Cohl shall be reimbursed for all pre-approved expenses, and travel expenses, incurred in connection with her duties pursuant to the employment agreement. In addition, on February 1, 2013, we entered into an indemnification agreement with Ms. Cohl.

Subsequent to fiscal year end 2012 and effective May 9, 2013, Ellen Cohl ceased to serve as our principal financial officer.

For purposes of examining entitlement to severance payments under law and under her agreement, Ms. Cohl’s tenure commenced on her employment start date of October 1, 2009. To fulfill obligations to pay severance in certain circumstances pursuant to Israeli law, a Manager’s Policy has been established for Ms. Cohl and an amount equal to 15.83% of Ms. Cohl’s annual salary is deposited each year towards such Manager’s Policy, which amount is split among an account for severance pay, disability insurance and a pension fund. Pursuant to a resolution by the board of directors on February 14, 2013, Ms. Cohl’s severance fund was to be brought in line with Israel’s Severance Pay Law, 1963, in which the rate of compensation is the most recent salary multiplied by the years of work (or any part thereof). Except in circumstances that would not require the payment of severance pursuant to Israeli law, in the event of the termination of Ms. Cohl’s employment, the Manager’s Policy will be transferred to her personally. The Manager’s Policy would not be transferred to Ms. Cohl in certain circumstances, including breach of confidentiality and non-competition provisions or the breach of fiduciary duties. During the term of Ms. Cohl’s employment, the Company will contribute an amount equal to 7.5% of her base salary into a Further Savings Fund recognized by Israeli income tax authorities, which will continue only up to the applicable tax-exempt “ceiling” under the income tax regulations in effect from time to time. The funds may be released to Ms. Cohl upon her written request.

The employment agreement requires Ms. Cohl to assign inventions and other intellectual property which she conceives or reduces to practice during employment to us and to maintain our confidential information during employment and thereafter. Ms. Cohl is also subject to a non-competition and a non-solicitation provision that extends for a period of twelve months following termination of her agreement.

On January 9, 2012, we granted Ms. Cohl 85,000 options, at an exercise price of $0.96 vesting quarterly over four years, with a one year cliff. On February 22, 2012, we granted Ms. Cohl 20,000 options, at an exercise price of $0.01 vesting immediately. In addition, on March 13, 2012, we granted Ms. Cohl 185,000 options, at an exercise price of $1.65, vesting quarterly over three years. On July 26, 2012, we granted Ms. Cohl 200,000 options and 100,000 RSUs, vesting quarterly over three and four years, respectively. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was fully accelerated. As a result, an additional 114,583 options were vested.

Alexander R. Berger

On July 19, 2012, we assumed all of the duties, obligations and liabilities of Innovate/Protect under the employment agreement with Alexander R. Berger. Mr. Berger’s employment agreement had an initial term of eighteen months, with an option to either renegotiate the terms of the employment agreement prior to the expiration of the initial term, which term is subject to automatic one-year extensions unless either party gives notice of non-renewal to the other party three months prior to the expiration of the applicable term. Under the terms of his agreement, Mr. Berger was entitled to receive a base salary of $150,000 and, upon the subsequent filing of a Securities and Exchange Commission Registration Statement, and consummation of financing of at least $7,000,000, his base salary was increased to $250,000. His agreement required us to provide him with 30 days’ notice of termination other than for cause and for him to provide us with 30 days’ notice of resignation.

On February 13, 2013, we entered into a new employment agreement with Mr. Berger. Mr. Berger’s prior employment agreement with us expired by its terms on February 9, 2013. Mr. Berger’s new employment agreement has a term of three years. We and Mr. Berger have agreed to commence negotiations to enter into a new employment agreement at least six months prior to the expiration of the three-year term and to conclude those negotiations no later than the date that is three months prior to the expiration of the term of the employment agreement. Under the terms of his employment agreement, Mr. Berger is currently entitled to receive a base salary of $385,000 effective January 1, 2013 until December 31, 2013. From January 1, 2014 to December 31, 2104, Mr. Berger will be entitled to receive a base salary of $400,000. From January 1, 2015 through the remainder of the term of the employment agreement, Mr. Berger will be entitled to receive a base salary of $415,000. In addition, Mr. Berger will be eligible to participate in any annual bonus or other incentive compensation program that we may adopt from time to time for its executive officers. In addition, on February 1, 2013, we entered into an indemnification agreement with Mr. Berger.

Mr. Berger’s employment agreement, may be terminated upon death, disability, by us with or without Cause (as defined below), by Mr. Berger with or without Good Reason (as defined below) or on the last day of the term of the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Mr. Berger, or (ii) by the Company without Cause, Mr. Berger shall be entitled to receive (A) the payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the Company through the date the employment period is terminated, (B) an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to the lesser of (x) one times the base salary and (y) two times the base salary payable for the number of full months remaining in the employment period, and (C) COBRA continuation coverage paid in full by the Company for up to a maximum of twelve months following the date of termination. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Berger, or the parties elect not to renew the agreement, Mr. Berger will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the Company. “Cause” as used Mr. Berger’s employment agreement means: (a) the willful and continued failure of Mr. Berger to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from his death or disability) after a written demand by the board of directors for substantial performance is delivered to Mr. Berger by the Company, which specifically identifies the manner in which the board of directors believes that Mr. Berger has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by Mr. Berger within thirty days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) intentional breach of his non-compete obligations, (d) an intentional breach of the non-disclosure and non-solicitation agreement; or (e) a unanimous good faith finding by the board of directors that Mr. Berger has engaged in fraud, dishonesty, gross negligence or misconduct which, if curable, has not been cured within thirty days after his receipt of a written notice from the board of directors stating with reasonable specificity the basis of such finding. “Good

Reason” as used Mr. Berger’s employment agreement means (a) the assignment, without Mr. Berger’s consent, to Mr. Berger of duties that result in a substantial diminution of the duties that he assumed; provided, however, the failure of Mr. Berger to be reelected to the board of directors shall not be deemed to be a diminution of duties; (b) the assignment, without Mr. Berger’s consent, of a title that is subordinate to the title Chief Operating Officer; (c) a reduction in Mr. Berger’s base salary; (d) the Company’s requirement that Mr. Berger regularly report to work in a location that is more than fifty miles from the Company’s current New York office, without the Mr. Berger’s consent; (e) a change in reporting relationship, provided however, that Good Reason does not include a change in the reporting relationship whereby Mr. Berger will report to the board of directors of an acquiring company after a change of control (as that term is defined in the Company’s 2012 Employee, Director and Consultant Equity Incentive Plan); or (f) a material breach by the Company of Mr. Berger’s employment agreement.

Mr. Berger’s employment agreement also includes a covenant not to compete with the Company or solicit any material commercial relationships of the Company for a period of two years after Mr. Berger is actually no longer employed by the Company.

On July 26, 2012, we granted Mr. Berger 1,275,000 options at an exercise price of $3.72 and 675,000 RSUs, vesting quarterly over three and four years, respectively.

Jonathan Medved Separation Agreement

In March 2012, we signed a separation agreement with our former Chief Executive Officer, Jonathan Medved. According to the terms of the separation agreement, and consistent with Mr. Medved’s employment agreement, Mr. Medved received salary and benefits during a ninety day notice period and a nine month severance period, and continued to vest stock options after his termination. In addition, options granted to Mr. Medved at $0.01 fully vested as of June 21, 2012 and the expiration date for exercising all vested options was extended to September 21, 2013. Furthermore, an additional 100,000 options at $1.65, were granted to Mr. Medved, subject to good faith compliance upon separation from us. These options will vest quarterly over a three year period.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth information regarding grants of stock options and unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2012, to each of our named executive officers.

	Options Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units that have not vested ($)
Andrew D. Perlman(1)	2,500	—	4.50	October 9, 2013	—	—
Andrew D. Perlman(1)	76,000	—	0.96	January 9, 2018	—	—
Andrew D. Perlman(1)	2,167	—	1.50	January 1, 2015	—	—
Andrew D. Perlman(1)	90,000	—	5.50	March 17, 2016	—	—
Andrew D. Perlman(2)	90,000	—	5.50	January 31, 2017	—	—
Andrew D. Perlman(4)	4,167	—	3.00	June 25, 2013	—	—
Andrew D. Perlman(5)	—	—	—	—	675,000	1,937,250
Andrew D. Perlman(6)	212,500	1,062,500	3.72	July 26, 2022	—	—
Andrew D. Perlman(6)	450,000	—	1.65	March 13, 2018	—	—
Alexander R. Berger(5)	—	—	—	—	675,000	1,937,250
Alexander R. Berger(6)	212,500	1,062,500	3.72	July 26, 2022	—
Ellen Cohl(1)	85,000	—	0.96	January 9, 2018	—	—
Ellen Cohl(1)	40,000	—	5.50	March 17, 2016	—	—
Ellen Cohl(1)	20,000	—	5.50	January 31, 2017	—	—
Ellen Cohl(2)	6,924	—	0.01	March 17, 2016	—	—
Ellen Cohl(3)	20,000	—	0.01	January 31, 2017	—	—
Ellen Cohl(5)	—	—	—	—	100,000	287,000
Ellen Cohl(6)	185,000	—	1.65	March 13, 2018	—	—
Ellen Cohl(6)	33,333	167,667	3.72	July 26, 2022	—	—

(1)	25% of the option vests in arrears on the date which is twelve months after the applicable vesting commencement date, subject to the optionee’s continuous service status on such date. The remaining 75% of the option vests in twelve equal quarterly increments (6.25% per quarter) over the subsequent three years, subject to the optionee’s continuous service on the relevant vesting date.
(2)	33% of the option vests in arrears on the date which is twelve months after the applicable vesting commencement date, subject to the optionee’s continuous service on such date. The remaining 67% of the option vests in equal quarterly increments (8.33% per quarter) over the subsequent two years, subject to the optionee’s continuous service on the relevant vesting date.
(3)	33% of the option vests in arrears on the date which is twelve months after the applicable vesting commencement date, subject to the optionee’s continuous service on such date. The remaining 67% of the option vests in two equal annual increments (33% per year) over the subsequent two years, subject to the optionee’s continuous service on the relevant vesting date.
(4)	12.5% of the option vests on the date which is six months after the applicable vesting commencement date, subject to the optionee’s continuous service on such date. The remaining 87.5% of the option vests in fourteen equal quarterly increments (6.25% per quarter) over the subsequent three and a half years, subject to the optionee’s continuous service on the relevant vesting date.
(5)	RSU awards vest over 4 years, with 12.5% vesting on January 26, 2013 and the remaining 87.5% of the RSUs vesting in fourteen equal quarterly increments (6.25% per quarter) over the subsequent three and a half years, subject to the participant’s continuous service on the relevant vesting date.

(6)	The option vests in twelve equal quarterly increments (8.33% per quarter) over the three years, subject to the optionee’s continuous service on the relevant vesting date.
(*)	Pursuant to the consummation of the Merger, the vesting of all pre-Merger options granted to Mr. Perlman and Ms. Cohl was accelerated, as a result, 343,323 and 114,583 options, respectively, at an exercise price range of $0.01 – $5.50 were accelerated. See also Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Potential Payments upon Termination or Change-In-Control

The following summarizes the potential payments to each named executive officer as of December 31, 2012, except for Mr. Medved who terminated employment with us in March 2012. The discussion assumes that, with the exception of Mr. Medved, the event occurred on December 31, 2012, the last business day of our fiscal year, at which time the closing price of our common stock as listed on the NYSE MKT was $2.87 per share (commencing on April 30, 2013, our shares of common stock are traded on the NASDAQ Capital Market).

Andrew D. Perlman

Based on the employment arrangement in effect as of December 31, 2012, we were required to provide Mr. Perlman 90 days’ notice in the event of termination other than for cause which as of December 31, 2012, would have required us to pay Mr. Perlman $62,500 had we terminated him without any notice. In addition, all of his unvested equity instruments would have vested under their normal vesting schedule without any further condition of employment. As a result, the intrinsic value of all unvested equity instruments as of December 31, 2012, would have been $1,937,250. In the event a change of control had occurred on December 31, 2012 and Mr. Perlman had not continued as the CEO (other than a result of Mr. Perlman’s resignation without good reason or his termination for cause), he would have been entitled to one times his base salary or $250,000 and 75% acceleration of certain equity instruments granted after the Merger, which for such unvested awards, would have been $1,452,938 as of December 31, 2012.

Ellen Cohl

Based on the employment arrangement in effect as of December 31, 2012, we were required to provide Ms. Cohl 90 days’ notice in the event of termination other than for cause which as of December 31, 2012, would have required us to pay Ms. Cohl $38,880 had we terminated her without notice.

For purposes of examining entitlement to severance payments under law and under her agreement, Ms. Cohl’s tenure commenced on her employment start date of October 1, 2009. To fulfill obligations to pay severance in certain circumstances pursuant to Israeli law, a Manager’s Policy has been established for Ms. Cohl and an amount equal to 15.83% of Ms. Cohl’s annual salary is deposited towards such Manager’s Policy, which amount will be split among an account for severance pay, disability insurance and a pension fund. Except in circumstances that would not require the payment of severance pursuant to Israeli law, in the event of the termination of Ms. Cohl’s employment, the Manager’s Policy will be transferred to her personally, which amount would have been $123,657 as of December 31, 2012. The severance portion of the Manager’s Policy would not be transferred to Ms. Cohl in certain circumstances, including breach of confidentiality and non-competition provisions or the breach of fiduciary duties. In addition, upon change of control, Ms. Cohl would be entitled to receive 75% acceleration of certain equity instruments granted after the Merger, which for such unvested awards, would have been $215,250 as of December 31, 2012.

Alexander R. Berger

Based on the employment arrangement in effect as of December 31, 2012, we were required to provide Mr. Berger 30 days’ notice in the event of termination other than for cause which as of December 31, 2012, would have required us to pay Mr. Berger $20,833 had we terminated him without any notice. In the event of termination for good reason (as defined in his employment contract), Mr. Berger was entitled to receive up to one year of base salary and benefits as severance, which would have been $266,250, as of December 31, 2012.

Pursuant to Mr. Berger’s employment agreement if we had terminated him for any reason other than cause, all of his unvested incentive equity instruments shall continue to vest under their normal vesting schedule without any further condition of employment. As a result, the intrinsic value of all unvested equity instruments as of December 31, 2012 would have been $1,937,250. In addition, upon change of control, Mr. Berger would be entitled to receive 75% acceleration of certain equity instruments granted after the Merger, which for such unvested awards, would have been $1,452,938 as of December 31, 2012.

Director Compensation

The following table sets forth the compensation of persons who served as non-employee members of our board of directors during all or part of 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All other compensation ($)	Total ($)
Seth M. Siegel(2)	—	1,116,000	773,025	119,000	2,008,025
John Engelman(3)	5,000	837,000	657,606	10,827	1,510,433
Donald E. Stout(4)	—	837,000	335,281	42,563	1,214,844
H. Van Sinclair(5)	—	837,000	335,281	—	1,172,281
Philip Serlin(6)	7,500	43,050	157,897	—	208,447
Edo Segal(7)	—	—	34,932	85,863	120,795
Geoffrey M. Skolnik(8)	6,250	—	61,037	—	67,287
Ashley C. Keller(9)	—	—	—	—	—

(1)	Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718. See Notes 2(m) and 10 of the accompanying consolidated financial statements for the year ended December 31, 2012, for the assumptions made in the valuation of the equity awards.
(2)	As of December 31, 2012, 300,000 RSUs were outstanding and additionally 550,000 options were outstanding, of which 445,833 options were exercisable. All other compensation represents amounts reimbursed by us for taxes incurred in respect of options granted with below fair market value exercise prices not in compliance with Section 409A of the Internal Revenue Code. On May 4, 2013, Mr. Siegel resigned from his position as a member of our board of directors and our subsidiaries and as a member of all committees of the board of directors on which he serves.
(3)	Fees earned by Mr. Engelman were for director services and committee membership for the period until Merger, after which time no cash fees were paid for director services. As of December 31, 2012, 225,000 RSUs were outstanding and additionally 352,500 options were outstanding, of which 248,333 options were exercisable. All other compensation represents amounts reimbursed by us for taxes incurred in respect of options granted with below fair market value exercise prices not in compliance with Section 409A of the Internal Revenue Code.
(4)	No cash fees were paid for director services from the Merger to December 31, 2012. As of December 31, 2012, 225,000 RSUs were outstanding and additionally 166,178 options were outstanding, of which 62,011 options were exercisable. Furthermore, we paid $42,563 to the law firm in which Mr. Stout is a partner.
(5)	No cash fees were paid for director services from the Merger to December 31, 2012. As of December 31, 2012, 225,000 RSUs were outstanding and additionally 125,000 options were outstanding, of which 20,833 options were exercisable.
(6)	Fees were earned by Mr. Serlin for director services and for Audit Committee Chairmanship for the period until Merger, at which time his service as director ceased. As of December 31, 2012, 15,000 RSUs were outstanding and additionally 115,000 options were outstanding, of which 107,500 options were exercisable.
(7)	Mr. Segal did not receive cash fees for director services for the period until Merger, at which time his service as director ceased. As of December 31, 2012, 81,667 options were outstanding and exercisable. All other compensation includes $66,363 reimbursed by us for taxes incurred in respect of options granted with below fair market value exercise prices not in compliance with Section 409A of the Internal Revenue Code. Furthermore, we paid $19,500 to two corporations under Mr. Segal’s control.

(8)	Fees were earned by Mr. Skolnik for director services and for the period until Merger, at which time his service as director ceased. As of December 31, 2012, 72,500 options were outstanding and exercisable.
(9)	Mr. Keller joined our board of directors on December 31, 2012. Mr. Keller did not earn nor receive any cash payment in 2012.

We reimburse each member of our board of directors for reasonable travel and other expenses in connection with attending meetings of the board of directors.

Narrative Disclosure to Director Compensation Table

Seth M. Siegel served as a director from May 2006, and as chairman of the board from March 2010, until May 4, 2013. In 2012, Mr. Siegel did not receive any cash payment for any of his duties on the board of directors. On January 9, 2012, we granted Mr. Siegel 50,000 options, at an exercise price of $0.96, vesting quarterly over four years, with a one year cliff. In addition, on March 13, 2012, we granted Mr. Siegel 225,000 options, at an exercise price of $1.65, vesting quarterly over three years. On July 26, 2012, we granted Mr. Siegel 125,000 options and 300,000 RSUs, vesting quarterly over three years. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was accelerated. As a result, an additional 145,833 options have vested. See Note 10 to the accompanying consolidated financial statements.

John Engelman has served as a director and member of the Compensation Committee since December 2010. On January 9, 2012, we granted Mr. Engelman 20,000 options, at an exercise price of $0.96, vesting quarterly over four years, with a one year cliff. In addition, on March 13, 2012, we granted Mr. Engelman 175,000 options, at an exercise price of $1.65, vesting quarterly over three years. On July 26, 2012, we granted Mr. Engelman 125,000 options and 225,000 RSUs, vesting quarterly over three years. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was accelerated. As a result, an additional 73,958 options have vested. See Note 10 to the accompanying consolidated financial statements.

Donald E. Stout has been a director since July 19, 2012 and was a director of Innovate/Protect prior to the Merger. In 2012, Mr. Stout did not receive any cash payment for his duties as an independent director and member of the Audit Committee. On July 26, 2012, we granted Mr. Stout 125,000 options and 225,000 RSUs, vesting quarterly over three and four years, respectively.

H. Van Sinclair has been a director since July 19, 2012 and was a director of Innovate/Protect prior to the Merger. In 2012, Mr. Sinclair did not receive any cash payment for his duties as an independent director, member of Nominating, Corporate Governance Committee and Audit Committee. On July 26, 2012, we granted Mr. Sinclair 125,000 options and 225,000 RSUs, vesting quarterly over three and four years, respectively.

Philip Serlin served as a director from May 2010 through July 19, 2012. On January 9, 2012, we granted Mr. Serlin 25,000 options, at an exercise price of $0.96, vesting quarterly over four years, with a one year cliff. In addition, on March 13, 2012, we granted Mr. Serlin 115,000 options, at an exercise price of $1.65, vesting quarterly over three years. On July 26, 2012, we granted Mr. Serlin 15,000 options and 15,000 RSUs, vesting over a one year period, pursuant to a consulting arrangement. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was accelerated. As a result, an additional 156,667 options have vested. See Note 10 to the accompanying consolidated financial statements.

Edo Segal served as a director from July 2008 through July 19, 2012. In 2012, Mr. Segal has not received any cash payment for his duties as an independent director. On January 9, 2012, we granted Mr. Segal 20,000 options, at an exercise price of $0.96, vesting quarterly over four years, with a one year cliff. In addition, on March 13, 2012, we granted Mr. Segal 25,000 options, at an exercise price of $1.65, vesting quarterly over three years. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was accelerated. As a result, an additional 69,702 options have vested. See Note 10 to the accompanying consolidated financial statements.

Geoffrey M. Skolnik served as our director and member of the Audit Committee from June 2011 through July 19, 2012. On January 9, 2012, we granted Mr. Skolnik 22,500 options, at an exercise price of $0.96, vesting quarterly over four years, with a one year cliff. In addition, on March 13, 2012, we granted

Mr. Skolnik 50,000 options, at an exercise price of $1.65, vesting quarterly over three years. In addition, pursuant to the consummation of the Merger, the vesting of all pre-Merger granted options was accelerated. As a result, an additional 62,708 options have vested. See Note 10 to the accompanying consolidated financial statements.

Ashley C. Keller has been a Director since December 31, 2012. In February 2013, the board of directors approved the grant of 20,000 RSUs, vesting quarterly over one year.

In February 2013, the board of directors approved a $35,000 annual fee for all non-executive directors. In addition, 80,000 options, vesting quarterly over one year, were granted to all non-executive directors. According to the term of the agreements, in case of change of control, all the then unvested options shall immediately vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information, as of December 31, 2012, with respect to all of our equity compensation plans then in effect:

Plan Category	(a) No. of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	12,232,926	$3.32	7,031,895
Equity compensation plans not approved by security holders(3)	41,178	$0.99	—

(1)	These plans consist of the 2012 Employee, Director and Consultant Equity Incentive Plan “2012 Plan” and the 2006 Stock Option Plan. On July 19, 2012, following the Merger, the Company’s stockholders approved the 2012 Plan, replacing the existing 2006 Stock Option Plan, which was terminated with the remaining 9.1 million authorized shares thereunder cancelled and assumed by the 2012 Plan. The number of shares authorized under the 2012 Plan is the sum of: (i) 15.6 million shares of common stock, which constitutes 6.5 million new shares and 9.1 million previously authorized but unissued shares under the 2006 Stock Option Plan and (ii) any shares of common stock that are represented by awards granted under the 2006 Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company after the date of adoption of the 2012 Plan, or the equivalent of such number of shares after the administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with the 2012 Plan; provided, however, that no more than 3.2 million shares shall be added to the 2012 Plan.
(2)	The numbers of securities to be issued upon exercise of outstanding equities are 8,601,666 and 3,631,260 respectively for the 2012 Plan and the 2006 Stock Option Plan. The weighted-average exercise prices of outstanding options are $3.70 and $2.74, respectively, for the 2012 Plan and the 2006 Stock Option Plan.
(3)	This plan consists of Innovate/Protect’s 2011 Equity Incentive Plan assumed by the Company in connection with the Merger, which provided for incentive stock options, nonqualified stock options, stock appreciation rights, restricted stocks, restricted stock units, stock bonus awards and performance compensation awards to be issued to directors, officers, managers, employees, consultants and advisors of Innovate/Protect and its affiliates, as defined in the plan. As of the Merger, no further issuances may be made under this plan and any forfeitures may not be reused.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Somekh Chaikin, a member firm of KPMG International. In fulfilling its responsibilities for the financial statements for fiscal year 2012, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management and Somekh Chaikin, a member firm of KPMG International, our independent registered public accounting firm;
•	Discussed with Somekh Chaikin, a member firm of KPMG International, the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received written disclosures and the letter from Somekh Chaikin, a member firm of KPMG International, regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Somekh Chaikin, a member firm of KPMG International, communications with the Audit Committee and the Audit Committee further discussed with Somekh Chaikin, a member firm of KPMG International, their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Somekh Chaikin, a member firm of KPMG International, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Members of the Vringo, Inc.
Audit Committee (as of December 31, 2012)

H. Van Sinclair
Donald E. Stout

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and beneficial owners of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions that we entered into with our executive officers, directors or 5% stockholders during the past two years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future related party transactions will be approved by our audit committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel.

Hudson Bay Master Fund Ltd., one of Innovate/Protect’s principal stockholders prior to the Merger and currently a greater than 5% beneficial owner of Vringo, was issued a senior secured note payable (the “Note”), on June 22, 2011, in the total amount of $3,200,000. After the Merger was consummated, on July 19, 2012, the Note was amended and restated and the holder was able to exercise any and all rights and remedies pursuant to such amended and restated Note, including with respect to any optional redemption provisions contained therein. The amended and restated Note was to mature on June 22, 2013 and Innovate/Protect had granted Hudson Bay Master Fund Ltd. a security interest in all of its tangible and intangible assets, in order to secure Innovate/Protect’s obligations under the senior secured note. After the consummation of the Merger, the Note became our obligation, as it is to guarantee Innovate/Protect’s obligations. On August 15, 2012, the outstanding balance of the Note was repaid in full.

Donald E. Stout, an independent director, is a partner at Antonelli, Terry, Stout and Kraus, LLP, which was engaged by Innovate/Protect (and after the consummation of the Merger by us) in connection with Lycos patent litigation. During the year ended December 31, 2012 and the period from June 8, 2011 through December 31, 2011, both Vringo and Innovate/Protect collectively paid Antonelli, Terry, Stout and Kraus, LLP total of $42,563 and $3,019, respectively.

Edo Segal, who served on our board of directors through July 18, 2012, is the chief executive officer of two consulting firms which we paid approximately $19,500 and $53,000 during the year ended December 31, 2012 and the period from June 8, 2011 through December 31, 2011, respectively.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

(Notice Item 1)

These eight (8) director nominees, if elected at the annual meeting, will hold office until the next annual meeting or until their successors are duly elected and qualify or until their earlier death, resignation or removal, which election shall be subject to the closing of the Merger. There are no family relationships among any of Vringo’s directors and executive officers.

The director nominees are:

Andrew D. Perlman
Alexander R. Berger
Andrew Kennedy Lang
H. Van Sinclair
John Engelman
Ashley C. Keller
Noel J. Spiegel
Donald E. Stout

For information about each of the director nominees and other relevant information with respect to the Election of Director Proposal, please refer to the section entitled “Management and Corporate Governance.”

If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand. Vringo has no reason to expect that any of the nominees will not stand for election.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Andrew D. Perlman, Alexander R. Berger, Andrew Kennedy Lang, H. Van Sinclair, John Engelman, Ashley C. Keller, Noel J. Spiegel and Donald E. Stout. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other persons as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Required Vote; Recommendation of the Vringo Board of Directors

The affirmative vote of a plurality of the voting power of the shares present or represented by proxy at the Vringo annual meeting and entitled to vote on the election of directors is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ANDREW D. PERLMAN, ALEXANDER R. BERGER, ANDREW KENNEDY LANG, H. VAN SINCLAIR, JOHN ENGELMAN, ASHLEY C. KELLER, NOEL J. SPIEGEL AND DONALD E. STOUT AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Somekh Chaikin, a member firm of KPMG International, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2013. The board of directors proposes that the stockholders ratify this appointment. Somekh Chaikin, a member firm of KPMG International, audited our financial statements for the fiscal year ended December 31, 2012. We expect representatives of Somekh Chaikin, a member firm of KPMG International, will be available at the annual meeting, will have the opportunity to make a statement if they so desire, and will likewise be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Somekh Chaikin, a member firm of KPMG International, for the audit of the Company’s annual financial statements for the years ended December 31, 2011, and December 31, 2012, and fees billed for other services rendered by Somekh Chaikin, a member firm of KPMG International, during those periods.

	2011	2012
Audit fees:(1)	$172,000	184,000
Audit related fees:(2)	$44,000	19,000
Tax fees:(3)	$8,000	20,000
All other fees:	—	—
Total	$224,000	$223,000

(1)	This category includes fees associated with the annual audits of our financial statements, quarterly reviews of our financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	This category includes audit related fees paid in connection with merger and acquisition activities in the respective year.
(3)	Tax fees represent the aggregate fees billed for tax compliance, tax advice, and tax planning.
(*)	In addition to the above, Grant Thornton LLP were the auditors of Innovate/Protect from Inception through December 31, 2011. Amounts paid to Grant Thornton during the year ended December 31, 2012 and for the period from Inception through December 31, 2011 were $208,645 and $121,625, respectively, and were in connection with the annual audit for 2011, filing of registration statements for Innovate/Protect and review of comparative figures in 2012, as reflected in 2012 (post-Merger) financial statements.

Pre-Approval of Audit and Non-Audit Services

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our independent registered public accounting firm in 2011 and 2012.

Required Vote; Recommendation of the Vringo Board of Directors

The affirmative vote of the holders of a majority of the shares of Vringo common stock present and entitled to vote on the matter either in person or by proxy at the Vringo annual meeting is required to ratify the appointment of Somekh Chaikin, a member firm of KPMG International, as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will be counted AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SOMEKH CHAIKIN, A MEMBER FIRM OF KPMG INTERNATIONAL, AS VRINGO’S INDEPENDENTREGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 3)

General

The Dodd-Frank Wall Street Reform and Consumer Protection of 2010, or the Dodd-Frank Act, now applicable to our Company, enables our stockholders to vote to approve on an advisory and non-binding basis, the compensation of our named executive officers as described in the Executive Officer and Director Compensation section of this proxy statement in the compensation tables and related disclosures. The Dodd-Frank Act also requires an advisory vote on executive compensation at least once every three years.

The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers.

We rely on qualified, highly skilled and talented employees who have experience in the legal, intellectual property licensing and enforcement, and other technology-related industries to execute our business plan and strategy. Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.

Our compensation program consists of these general elements:

•	a fixed portion of compensation to retain and provide a base level of compensation to our named executive officers;
•	a past performance element to recognize prior unrecognized performance; and
•	a performance element to incentivize our named executive officers to achieve superior corporate performance.

In determining the total amount and mixture of the compensation for each of our named executive officers, the Compensation Committee subjectively considers the overall value to us of each named executive officer in light of numerous factors, including, but not limited to, the following:

•	our competitive position;
•	our financial performance and the contribution of each individual to our financial performance;
•	individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and
•	our long-term needs and operational goals, including attracting and retaining key management personnel.

Fiscal year 2012 was a transformational year for the Company as a result of the consummation of the Merger with Innovate/Protect. Mr. Perlman was appointed Chief Executive Officer and Mr. Berger joined Vringo, Inc. as a Chief Operating Officer concurrent with the Merger. Following the Merger and the change in management, we granted equity awards to our named executive officers. These awards were granted when our stock price was at $3.72 per share. The stock options granted vest quarterly over a three-year period and the restricted stock units vest quarterly over a four-year period, with the first vesting date postponed until January 26, 2013 in connection with the expiration of our lock-up agreements. These equity awards ensure that the executive team is incentivized to build value for both the Company and our stockholders.

The amount of equity awarded was determined by our Compensation Committee based on the data provided by our compensation consultant. In addition, the Compensation Committee examined the value of the equity awards at the time of the grant, total compensation being provided to each named executive officer before and after the grants, the amount of the equity available for issuance under our 2012 Plan as approved by our stockholders, the equity awards that had been granted prior to the Merger to our named executive officers, and the ratio of an executive officer’s equity awards to the individual’s fully diluted beneficial ownership.

Following the Merger, management of the combined entity continued to fulfill a number of objectives that had been outlined in the Company’s business plan in connection with the Merger, such as acquisitions of additional intellectual property assets, securing additional capital, as well as reaching a number of intermediate milestones in the monetization of our intellectual property assets. However, we did not grant our named executive officers any additional equity compensation in fiscal 2012 nor did we pay any cash bonuses for fiscal 2012 performance.

The Compensation Committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and objectives and in achieving our goals.

Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2013 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of Vringo, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission as set forth in the Executive Officer and Director Compensation Section of this proxy statement, is hereby APPROVED.”

Required Vote

The affirmative vote of the holders of a majority of the shares of Vringo common stock present and entitled to vote on the matter either in person or by proxy at the Vringo annual meeting is required to approve, on an advisory basis, this resolution.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS, ON AN ADVISORY BASIS, A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4: ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Notice Item 4)

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Notice Item 3) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our board of directors. However, the Compensation Committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The Compensation Committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our board of directors. An annual advisory vote will give the board of directors, the Compensation Committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers. In addition, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Conversely, waiting for a say-on-pay vote once every two or three years may allow an unpopular pay practice to continue too long without timely feedback.

Required Vote

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the board of directors’ recommendation. The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on the “Investors — Corporate Governance” section of our website at www.vringoip.com, and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 780 Third Avenue, 15th Floor, New York, New York 10017. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER FUTURE PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2013 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than Friday, February 7, 2014. To be considered for presentation at the 2013 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than Monday, March 24, 2014 and no later than Wednesday, April 23, 2014. Proposals that are not received in a timely manner will not be voted on at the 2014 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Vringo, Inc., 780 Third Avenue, 15th Floor, New York, New York 10017.

New York, New York
June 6, 2013

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Andrew D. Perlman
02 John Engelman
03 Andrew Kennedy Lang
04 Alexander R. Berger
05 Donald E. Stout
06 H. Van Sinclair
07 Ashley C. Keller
08 Noel J. Spiegel

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the Appointment of Somekh Chaikin, a Member Firm of KPMG International, as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐
3. Approval, on an Advisory Basis, of the Named Executive Officers' Compensation, as Disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. Approval, on an Advisory Basis, of the Frequency of Holding a Vote on Executive Compensation.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, the Annual Report for 2012 is/are available at www.proxyvote.com .

VRINGO, INC.
Annual Meeting of Stockholders
July 18, 2013 10:00 AM, EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VRINGO, INC. The undersigned stockholder of Vringo, Inc., a Delaware corporation (the "Company"), hereby appoints Andrew D. Perlman and Ellen Cohl, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held on July 18, 2013, at 10:00 am, EST, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center, 666 Third Avenue, 32nd floor, New York, New York 10017, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES NAMED HEREIN, "FOR" PROPOSALS 2 AND 3, AND FOR "1 YEAR" ON PROPOSAL 4.

Continued and to be signed on reverse side

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